CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF DETERMINATION OF
                      RIGHTS, PREFERENCES AND PRIVILEGES OF
                  SERIES A PREFERRED STOCK OF ACTEL CORPORATION

  The undersigned, David L. Van De Hey and David E. Foster, do hereby certify:


     A. That they are the duly elected and acting Vice President and Assistant Secretary of Actel Corporation, a California corporation (the "Corporation").

     B. That, immediately prior to the filing of this Certificate of Amendment, the Corporation was authorized to issue 5,000,000 shares of Preferred Stock, 1,000,000 shares of which were designated as "Series A Preferred Stock," and no shares of Series A Preferred Stock were outstanding.

     C. That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the said Corporation, the said Board of Directors of the Corporation on October 17, 2003 adopted the following resolutions decreasing by 500,000 the number of shares designated as "Series A Preferred Stock":

"Decrease in Authorized Number of Shares of Series A Preferred Stock
--------------------------------------------------------------------

     RESOLVED: That pursuant to Article 3 of the Amended and Restated Articles of Incorporation of the Corporation and Section 401(c) of the Corporations Code of California, the Board of Directors hereby decreases by 500,000 the number of shares designated as "Series A Preferred Stock," so that the number of shares designated as Series A Preferred Stock equals 500,000.

     RESOLVED FURTHER: That pursuant to Section 3.2 of the Amended and Restated Articles of Incorporation of the Corporation, the 500,000 shares constituting the decrease in the number of shares designated as "Series A Preferred Stock" shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series, so that the number of shares of undesignated Preferred Stock equals 4,500,000.

     RESOLVED FURTHER: That the President or any Vice President and the Secretary or any Assistant Secretary of this corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Amendment to the Certificate of Determination of Rights, Preferences and Privileges in accordance with the foregoing resolutions (relating to the decrease in the authorized number of shares of Series A Preferred Stock) and the following resolutions (relating to the creation of a Series A Participating Preferred Stock) and the applicable provisions of California law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

     RESOLVED  FURTHER:   That  the  proper  officers  of  the  Corporation  are
     authorized and directed to take any action that they deem necessary or advisable to carry out the intent of the above resolutions."

     D. That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the said Corporation, the said Board of Directors of the Corporation on October 17, 2003 adopted the following resolutions altering the rights, preferences, privileges, and restrictions of Series A Preferred Stock of the Corporation, redesignating such series "Series A Participating Preferred Stock":

"Alteration of Rights, Preferences, and Privileges
--------------------------------------------------

     RESOLVED: That pursuant to Article 3 of the Amended and Restated Articles of Incorporation of the Corporation and Section 401(b) of the Corporations Code of California, the Board of Directors does hereby alter and amend the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock of the Corporation, to be redesignated "Series A Participating Preferred Stock," initially consisting of 500,000 shares, to read in full as set forth below:

     1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Preferred Stock." The Series A Participating Preferred Stock shall have a par value of $0.001 per share, and the number of shares constituting such series shall be 500,000.

     2. Proportional Adjustment. In the event that the Corporation shall at any time after the issuance of any share or shares of Series A Participating Preferred Stock (i) declare any dividend on Common Stock of the Corporation payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Participating Preferred Stock.

     3. Dividends and Distributions.

          (a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock.

          (b) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (a) above simultaneously with its declaration of a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

          (c) Dividends shall begin to accrue on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     4. Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

          (a) Each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the Shareholders of the Corporation.

          (b) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of Shareholders of the Corporation.

          (c) Except as required by law, the holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     5. Certain Restrictions.

          (a) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section 3 hereof.

          (b) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in
     Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

               (ii) declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

               (iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series A classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (c) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this
     Section 5, purchase or otherwise acquire such shares at such time and in such manner.

     6. Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Amended and Restated Articles of Incorporation, as then amended.

     7. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Participating Preferred Stock.

     8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     9. No Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

     10. Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     11. Amendment. The Amended and Restated Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock, voting separately as a series.

     12. Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

     RESOLVED FURTHER: That the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Amendment to the Certificate of Determination in accordance with the foregoing resolutions and the provisions of California law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolutions."

     E. That the authorized number of shares of Preferred Stock of the Corporation is 5,000,000, the number of shares constituting Series A Participating Preferred Stock is 500,000, and no such Preferred Stock has been issued.

     We further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment to the Certificate of Determination are true and correct of our own knowledge.

     Executed at Mountain View, California on October 17, 2003.




                                                     ---------------------------
                                                     David L. Van De Hey
                                                     Vice President




                                                     ---------------------------
                                                     David E. Foster
                                                     Assistant Secretary